TERMINATION OF PARTICIPATION AGREEMENT


WHEREAS, Slawson Exploration Company, Inc., a Kansas corporation d/b/a Donald C. Slawson Exploration Company, Inc. within the State of California ("Slawson") and Delta Petroleum Corporation ("Delta") entered into that certain Participation Agreement dated February 10, 1997 covering Slawson's Bali Prospect within Solano County, California ("Bali Participation Agreement").

WHEREAS, under the provisions of the Bali Participation
Agreement, Delta agreed to participate with Slawson for a proportionate 15% share of leasehold acquisition and the collection of 3-D seismic data within the Bali Prospect.

WHEREAS, an Area of Mutual Interest ("AMI") was established consisting of lands lying within Townships 7 and 8 North, Range 2
East, Solano County, California.

WHEREAS, the parties hereto wish to terminate the Bali
Participation Agreement as to all terms and provisions contained therein. By the execution of this document, Slawson and Delta hereby relieve each other of the obligations created under the provisions of the Bali Participation Agreement.

NOW THEREFORE, for and in consideration of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged:

1) Delta agrees that the amount due Delta has been calculated as follows:

     Delta Bali Investment as of 3/20/98:         $356,916.02

     Unbilled Bali Investment costs incurred
          prior to 2/3/98                         $7,055.08

     Credit for prepaid Bali Leasehold
        Costs:                                    (4,107.00)

     Delta's Total Investment:                    $359,864.10

     Less Amounts Due Slawson

     Current AR                                   $107,696.50

     Unbilled Bali Costs incurred
          prior to 2/3/98:                        $7,055.08

     Credit for prepaid Bali Leasehold
         Costs:                                   (4,107.00)

     Total Receivables Due Slawson:               $110,644.58


     Net Due Delta:                               $249,219.52


     Delta agrees that the foregoing is a full and complete accounting by Slawson. Delta further acknowledges that it received Slawson's check in the amount of $249,219.52 on March 31, 1998 and that the Bali Participation Agreement and all rights stated thereunder are terminated effective that date.

     Delta agrees that with such payment, it has been fully repaid for any credits it is owed by Slawson for Slawson's repurchase of Delta's interest under the Bali Participation
Agreement.

2) Delta expressly disclaims all right, title and interest in and to any rights previously owned or claimed under the Bali Agreement whether as to leasehold, farmin acreage, 3D seismic data, or the proceeds of any future leasehold or seismic data sales made by Slawson, or any activity conducted by Slawson within the Area of Mutual Interest described in said
Agreement, whether now or in the future.

3) Delta expressly acknowledges that no wells have been drilled or proposed under the AMI in which the parties have jointly participated or agreed to participate.

4) Delta agrees that it has not received 3D seismic data in which Slawson claims a proprietary interest or confidentiality agreement.

5) Delta agrees to timely execute any further notices that Slawson deems necessary to serve as a full and complete disclaimer of their interest.

6) Delta warrants that it has not independently acquired any leasehold, or the rights to any leasehold, under the AMI.

7) The parties hereto expressly represent and warrant that the persons executing the agreement on their behalf have the requisite corporate authority to do so and that each party is materially relying upon that representation.

This Termination of Participation Agreement shall be binding upon the heirs, successors and assigns of the parties hereto.

IN WITNESS WHEREOF, this instrument is executed on this     day
of                      1998:

Slawson Exploration Company, Inc.,
a Kansas Corporation d/b/a Donald C.
Slawson Exploration Company, Inc.
within the State of California



By:
Helen M. Capps
Attorney-in-Fact



Delta Petroleum Corporation


By:
     Roger A. Parker, President